EXHIBIT 23.1



            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the Maxwell Technologies, Inc. Savings Plan of our report dated September 17, 1997, with respect to the consolidated financial statements of Maxwell Technologies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 31, 1997, filed with the Securities and Exchange Commission.


                                                 /s/Ernst & Young LLP

                                                 ERNST & YOUNG LLP

San Diego, California
September 17, 1998